Exhibit 10.16

Internet Data Center Business Agreement

Party A: Zhenglian Technology (Shenzhen) Co., Ltd.

Party B: China Mobile Communications Group Jilin Co., Ltd. Tonghua Branch Internet Data Center Business Agreement

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Article 1 Parties to the Agreement

Party A: Zhenglian Technology (Shenzhen) Co., Ltd (hereinafter referred to as “Party A”)

Address: [2001-2009, Haowei Technology Building, No. 2, Keji South 8th Road, Gaoxin District Community, Yuehai Street, Nanshan District, Shenzhen ]

Legal Representative/Responsible Person: [Hu Guangqing]

Party B: China Mobile Communications Group Jilin Co., Ltd. Tonghua Branch (hereinafter referred to as “Party B”)

Address: [3900 Xinhua Street, Tonghua City]

Legal representative/responsible person: [Jiang Yipeng]

Given that Party A intends to use the Internet Data Center (IDC) business and Party B is willing and capable of providing the IDC business, Party A and Party B, based on the principle of equality and voluntarism, and after friendly negotiation, have reached the following unanimous terms and conditions on the matter of Party B providing Party A with the IDC business:

Article 2 Definitions

“Internet Data Center (IDC) Business”: refers to Party B’s use of corresponding server room facilities to provide Party A’s servers and other Internet or other network-related equipment with placement, agent maintenance, system configuration and management services on an outsourced basis, as well as the provision of database systems or servers and other equipment and the rental of their storage space. Party B can provide IDC services including hosting services, network access services, value-added services and ancillary, customized IDC services, etc., and the list of products is shown in the Annex.VIII “China Mobile IDC Product List”.

Article 3 Rights and Obligations of Party A

3.1 Party A has the right to enjoy the relevant services stipulated in the IDC business within the scope of this Agreement, and the type of its access business is [hosting and bandwidth], the use of which is [unit storage for self-use], and the address of which is [IDC room of China Mobile Tonghua Branch], and the specific types and quantities of the business are shown in detail in Attachment II. The opening time of the first batch of services is shown in Annex III, “Internet Data Center Service Billing Confirmation”, and the opening time of subsequent services is subject to the “Internet Data Center Service Billing Confirmation” signed by both parties in accordance with the format of Annex III. Party A shall not change the above service type or usage without authorization. If Party A needs to change the type of service or usage, Party A shall submit a written application for business change to Party B seven working days in advance, and the business change can be carried out only after the consensus of both parties.

3.2 Party A undertakes to continue to use Party B’s IDC business during the validity period of this Agreement and pay Party B the fees as agreed in this Agreement, details of which are set out in Annex II to this Agreement.

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3.3 If the business activities carried out by Party A using this Agreement require the permission or approval of the relevant authorities, Party A shall obtain the relevant permission or approval before the business access, otherwise Party B has the right not to grant the business access. Relevant licenses or approvals include but are not limited to:

(1) Party A shall use the hosting service and its IP address shall be filed in the local communication management department before use;

(2) If the website service provided by Party A is a business website, Party A shall apply for the ICP license of business website in the local communication management department;

(3) If the website service provided by Party A is a non-business website, Party A shall handle the ICP record of non-business website by itself in the local communication management department;

(4) If Party A opens columns of news, publication, education, medical care, drugs, medical devices, culture, radio, film and TV programs and electronic bulletin, it shall obtain approval from relevant departments or go through relevant filing procedures according to relevant regulations.

Party A shall ensure that the relevant licenses, approvals and filings obtained during the performance period of this Agreement shall remain valid, otherwise Party B shall have the right to terminate this Agreement, but the above right of Party B shall not be deemed to be any obligation of Party B to examine whether Party A has such licenses, approvals, filings, etc., or any responsibility to ensure that they are legally valid.

3.4 Party A undertakes not to engage in any of the following activities or disseminate any information using the services and facilities provided by Party B:

(1) Engaging in activities prohibited by national laws, regulations, or policies or activities that violate public morality.

(2) Spreading rumors, disrupting social order, or undermining social stability; sending spam emails, distributing virus programs; engaging in hacking activities; committing infringements; engaging in gambling or gambling-related activities.

(3) Harming national security, divulging state secrets, subverting state power, or undermining national unity; disseminating information that harms national honor and interests; inciting ethnic hatred, discrimination, or disrupting ethnic unity; violating the state’s religious policies; propagating cults and feudal superstitions; disseminating obscene, pornographic, gambling, violent, homicidal, terroristic, or crime-inciting information; insulting or defaming others, infringing upon their legitimate rights and interests; disseminating information that jeopardizes the security of internet operations; disseminating negative information or content that damages the image of China Mobile; or any other information or content that undermines social order, public safety, or public morality.

(4) Publishing or disseminating content that violates other national laws, regulations, or policies.

Party A also undertakes not to provide any facilities for others to engage in the above activities or publish or disseminate the above information, and Party A shall bear all the responsibilities and consequences arising from Party A’s violation of the above Agreement. Party A recognizes that Party B has the right to judge whether the activities engaged in by Party A under this Agreement or the information released by Party A is illegal, unlawful or in violation of the relevant provisions of this Agreement, and Party B has the right to take all the necessary measures, including but not limited to suspending the provision of the business under this Agreement or terminating this Agreement, and requesting Party A to carry out rectification and so on, under the circumstances of prior notification to Party A. However, the above right of Party B shall not be regarded as Party B’s obligation to review the behavior or information content of Party A or to ensure its legal compliance.

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3.5 Party A shall not use the IDC business beyond the scope of this Agreement, and shall not use the rented IDC facilities, equipment, bandwidth, etc. for subletting, operating virtual hosting business or using as proxy servers without Party B’s written consent, otherwise Party B has the right to unilaterally terminate this Agreement, and the corresponding responsibilities and consequences shall be borne by Party A. If Party B agrees in writing, Party A may sublet the rented IDC facilities, equipment, bandwidth, etc., but Party A shall provide Party B with the qualification and relevant information of the third party, and ensure that the third party actually using the IDC business complies with the requirements of this Agreement; if Party B suffers losses due to the violation of the relevant management regulations of Party B’s IDC business by the third party, Party A shall bear the joint and several liability.

3.6 Party A shall not sell part or all of the JDC facilities, equipment and network resources provided by Party B under this Agreement to the customers listed in the list in Annex I. Otherwise, Party B shall have the right to terminate or partially terminate this Agreement unilaterally without any liability for breach of contract, and Party A shall bear all the legal liabilities and consequences arising from the aforesaid acts.

3.7 Party A’s servers and other equipments shall comply with the technical interface indexes of the public communication network and the technical standards, electrical characteristics and communication methods of terminal communication, and shall not affect the security of the public network. If there is any hidden danger or situation affecting the safety of the public network, Party B has the right to request Party A to rectify the situation. If Party A delays or refuses to rectify the situation, Party B has the right to suspend the provision of services under this Agreement or terminate this Agreement. If Party A is unable to use the services normally due to Party A’s equipment not complying with Party B’s relevant technical specifications or having security or stability problems in the course of operation, Party A shall bear the responsibilities and consequences arising therefrom.

3.8 If the resources used by Party A’s servers and other equipments exceed the standard agreed by both parties, Party B has the right to suspend the provision of relevant services to Party A and require Party A to make up for the electricity and other resource occupation fees within the specified period. If Party A fails to pay the resource occupation fee within the specified period, Party B has the right to terminate the provision of relevant services to Party A. Party A shall bear the responsibilities and consequences arising therefrom and assume the responsibility of breach of contract to Party B.

3.9 Party A has the right to carry out daily operations such as uploading and downloading of Party A’s servers and other equipments related to the IDC services agreed in this Agreement, but Party A shall follow Party B’s data center management specifications (see Annex V for details) to carry out the above operations. If it is necessary to carry out operations beyond those in Annex V, Party A shall consult with Party B in advance and carry out such operations after both parties have reached an Agreement. If Party A carries out operations beyond Annex V without Party B’s consent, Party B has the right to terminate this Agreement, and Party A shall compensate Party B for any loss caused.

3.10 Party A guarantees that the configuration and operation of its equipment (including but not limited to servers, storage, network equipment, power supply, power consumption and clearance requirements, etc.) will continue to meet the requirements of the manufacturer’s certificate of conformity and specification, and comply with Party B’s relevant management regulations. If Party B or any other third party suffers any property loss or personal damage due to Party A’s equipment and its configuration, or Party A’s personnel’s operation errors, Party A shall bear full responsibility for compensation.

3.11 During the performance period of this Agreement, if maintenance of servers and other equipment is required, Party A shall notify Party B in advance of [7] working days and carry out the work in the presence of Party B’s staff, or Party B may be entrusted to carry out the maintenance of servers and other equipment and other work, but written authorization or authentication mailbox authorization from Party A is required and operation manuals are provided.

3.12 If Party A installs software on its servers and other equipment, it shall ensure that the software it installs is legally authorized. If the software on Party A’s equipment infringes on the legal rights of a third party, Party A shall bear the responsibility and consequences arising therefrom.

3.13 Party A shall be responsible for the normal operation of the hardware and software of the hosting equipment. If Party A’s equipment has any situation that affects the stability of the Internet, including but not limited to Party A’s equipment being attacked by hackers, being infected by viruses, sending a large number of spam emails or becoming the source of attacks, which causes major network security problems and affects other users, Party B has the right, after notifying Party A, to suspend Party A’s network connection until Party A’s equipment is removed from the situation affecting the stability of the Internet.

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3.14 If Party B suspends the provision of Internet Data Center (IDC) business due to Party A’s reasons, including but not limited to, Party A’s equipment and configuration does not comply with Party B’s relevant management regulations, Party A is suspected of engaging in unlawful activities, Party A publishes unlawful and illegal information, Party A exceeds the scope of business use as applied by Party A and licensed by Party B, or Party A has filed incorrect information, Party B shall not bear any responsibility and Party A shall pay all the fees during the period of suspended business as usual during the business period of the Agreement.

3.15 Party A shall ensure that the registration information of the business application is true, accurate and effective, and shall be obliged to cooperate with Party B in verifying the registration information. If Party A’s registration information (including but not limited to company name, account, correspondence address, contact person and other relevant information) is changed, Party A shall notify Party B in writing of the relevant information and provide relevant information within 10 days before the change. If Party B finds that Party A’s registration information is untrue or incorrect, resulting in Party B being unable to contact Party A or Party A failing to cooperate in correcting the above information in time, Party B has the right to suspend the provision of business under this Agreement or terminate this Agreement, and Party A shall bear the corresponding responsibilities and consequences.

3.16 Party A shall not unilaterally change the IP address assigned by Party B, and shall not engage in behavior that maliciously affects the operation of the network, including but not limited to using static ARP to modify the routing table.

3.17 Party A shall be responsible for the integrity and confidentiality of its own data stored on the server, and Party A shall bear the adverse consequences caused by Party A’s management. Party A shall be responsible for its own data backup and complete the corresponding operation by itself; Party B shall not bear any responsibility for the data backup work or results carried out by Party A by itself.

3.18 Party A shall, within [10] days after the termination of this Agreement, transfer the data in Party B’s servers and other equipments to Party B by itself, Party B is not responsible for retaining such data, and if the data is lost or damaged, the related responsibility and loss shall be borne by Party A. During the period of transferring the relevant data, Party A shall pay Party B the costs in accordance with the cost standard agreed in this Agreement.

3.19 Party A undertakes to comply with the relevant management norms of Party B regarding Internet data center in Annex V and information security management system in Annex VI, as well as the relevant norms regarding the implementation of IP/ICP record filing in Annex IV. Before business access, Party A shall provide Party B with basic information on business management such as the person in charge of the IP address used, the website organizer and the domain name of the website, etc. If the filing information provided by Party A is untrue and inaccurate, Party B has the right to close down the accessed Party A’s website according to the law, and Party A shall bear all the responsibilities and consequences arising from it.

3.20 In order to ensure the quality of user access, if Party A uses BGP to access services, Party A guarantees that the routes introduced through BGP direct connection shall provide Party B with specific entries of the routes issued by Party B. If Party A also accesses in other BGP access parties, the granularity of the routes issued by the BGP access parties shall be consistent; otherwise, Party A shall bear the responsibility for the consequences of the inconsistency of the routes issued by the BGP access parties due to the inconsistency of the routes issued by the different BGP access parties.

3.21 Party A shall designate at least one interface person responsible for technical work to Party B, so as to facilitate the two parties to carry out the subsequent related work and enhance the scheduling optimization and troubleshooting efficiency, and Party B shall be notified of the change of the interface person in a timely manner.

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Article 4 Rights and Obligations of Party B

4.1 Party B has the right to charge Party A in accordance with this Agreement.

4.2 Party B shall provide Party A with IDC business related services as agreed in this Agreement.

4.3 After this Agreement comes into effect, Party B shall complete the preparation work for Party A’s first batch of services to be stationed in the IDC server room within [15] working days. Except for the delay of business start-up time caused by Party B, Party B shall start charging fees based on the IDC business start-up time and the number of resources agreed in Annex III; in case of the delay of business start-up time caused by Party B, Party B shall start charging fees based on the actual start-up time and the number of resources of IDC business; Party B shall be responsible for completing the installation and debugging of the equipments and the laying of the ancillary cables in accordance with the contract, and cooperating with Party A in the server debugging.

4.4 Party B shall provide Party A with an IOC standard server room environment, including air conditioning, lighting, uninterruptible power supply, and flooring to meet anti-static requirements. Party B maintains and monitors the server (security, fire protection, anti-static, fire prevention, temperature in the server room, reboot of the machine, monitoring whether the network is normal) to ensure the normal operation of Party A’s servers, and Party B is responsible for providing 7*24 hour round-the-clock service, and the specific service level standards promised by Party B are detailed in Annex VII of this Agreement.

4.5 Party A’s relevant technical personnel shall obtain Party B’s prior consent before entering Party B’s data center, otherwise Party B has the right to refuse Party A’s personnel to enter.

4.6 During the period of performance of this Agreement, if hardware failure occurs in the server and other equipments provided by Party B, Party B shall promptly carry out maintenance or replace the equipments with the same configuration, so as to ensure that Party A can obtain normal services.

4.7 When Party B carries out network adjustment and maintenance, it should try to choose the time period when there are fewer network users. If it is necessary to interrupt the service for a short period of time, Party A shall be notified at least 3 working days in advance.

4.8 Party A shall inform Party B of the use of the servers in the server room, and Party B has the right to supervise the use of the servers by Party A, and has the right to supervise and inspect Party A’s implementation of the information security management system and put forward corrective opinions.

4.9 After the termination or cancellation of this Agreement, Party A shall remove its server and ancillary equipment from Party B’s server room within [3] days, otherwise it shall be deemed that Party A has abandoned the said server and ancillary equipment, and Party B has the right to dispose of them, and Party B shall not be liable for the loss of or damage to such server and ancillary facilities.

4.10 Any electronic documents, software or data stored on the server by Party A (“Party A’s business data”) belongs to Party A (except for those provided by Party B), without Party A’s consent, Party B shall not copy, disseminate, transfer or license others to use the above Party A’s business data, otherwise Party B shall bear the corresponding responsibilities according to law. If Party B has the right to cooperate with the relevant state authorities in their legal inquiries or access to Party A’s business data in accordance with relevant laws and regulations, and has the obligation to disclose the same to third parties or administrative or judicial organizations, Party A shall cooperate with Party B in their legal inquiries and access.

4.11 Party B guarantees that Party B has the subjective qualifications and relevant required qualifications for negotiating, signing and performing this Contract and has obtained all the authorizations, consents, approvals or licenses for negotiating, signing and performing this Contract which are fully valid and irrevocable, and Party B shall provide Party A with a copy of Party B’s business license and relevant qualifications required by Party A. However, the above rights and obligations of Party B shall not be regarded as Party A’s obligation to review Party B’s behavior or information content or any responsibility to ensure its legal compliance.

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4.12 If Party B, based on its independent judgment, believes that Party A’s use of the Business seriously interferes with the normal operation of Party B’s related business, Party B has the right to restrict or terminate Party A’s use of all or part of the Business in accordance with the relevant management regulations, without assuming any breach of contract, and the corresponding responsibilities or consequences shall be borne by Party A itself.

4.13 Party B shall designate at least one interface person in charge of technical work to Party A, so as to facilitate the two parties to carry out the subsequent related work and enhance the scheduling optimization and troubleshooting efficiency, and Party A shall be notified of the change of the interface person in a timely manner.

Article 5 Billing and Settlement

5.1 Fees and Taxes: Except for the delay of service opening time caused by Party B, Party B shall charge Party A the fees for IDC services in accordance with the tariffs stipulated in Attachment II of this Agreement and the service opening time set out in the “Confirmation of Billing for Internet Data Center Services”. The tariff prices under this Agreement are all taxinclusive prices including value-added tax (VAT), and the tax rate is [6]%.

5.2 Billing rules:

(1) Hosted Services Fee: During the contract period, Party B will charge Party A on a monthly basis based on the actual quantity of resources used by Party A. For the first and last month of the contract, if the usage period is less than a full month, the fee will be calculated as follows: [Monthly Hosted Services Fee / Total days in the month * Number of days actually used in the month] (If the usage period is less than one day, it will be calculated as one day). The minimum unit for rack settlement is one rack.

(2) Internet Access Service Fee: During the contract period, Party B will charge Party A on a monthly basis based on the actual quantity of resources used by Party A. For the first and last month of the contract, if the usage period is less than a full month, the fee will be calculated as follows: [Monthly Internet Access Service Fee / Total days in the month * Number of days actually used in the month] (If the usage period is less than one day, it will be calculated as one day). The minimum unit for bandwidth settlement is 10 Mbps.

(3) The starting date of billing is based on the IDC service activation date stated in the “Internet Data Center Service Billing Confirmation Form” signed by both parties;

(4) The billing period is from the first day of each month to the last day of each month (i.e., one natural month);

(5) In case of error in billing traffic confirmation, the billing data shall be determined in the following manner: [Billing].

5.3 Billing: The bill shall be issued by Party B’s billing system in accordance with paragraph 5.1, and shall contain the actual occurrence of each operation in the billing cycle, the settlement amount, and other operation information required for reconciliation.

5.4 Business Reconciliation: Within [10] working days after the end of each billing period, Party B will send the billing statement of the billing period to Party A’s designated contact person by email, and Party A will reconcile with Party B within [3] working days after receiving Party B’s billing statement of the billing period, confirm the total settlement amount of the billing period and notify Party B’s designated contact person by email. If there is any error in the reconciliation between Party A and Party B, when the error does not exceed [5]% of the total settlement amount listed in Party B’s bill, Party A and Party B shall take the total settlement amount listed in Party B’s bill as the basis for settlement; when the error in the reconciliation between Party A and Party B exceeds [5]% of the total settlement amount listed in Party B’s bill, Party A and Party B shall rereconcile the account and determine the amount of the settlement to be made within [5] working days.

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5.5 The re-reconciliation carried out by Party A and Party B will not affect the normal progress of fund settlement. The settlement of funds shall still be carried out in accordance with the amount listed in the bill issued by Party B, and the adjustment of the reconciliation difference shall be carried out in the next settlement cycle. For the reconciliation differences in the last settlement cycle, both parties will make up for the difference.

5.6 Payment of Fees: Party A shall pay the fees under this Agreement by [bank transfer], and the fees shall be paid on a [monthly] basis. Party B shall send the bill for the billing period to Party A’s designated contact person within [10] working days after the end of each billing period, and Party A shall make payment to Party B within [10] working days after receiving the bill.

Within [10] working days after Party B receives Party A’s payment, Party B shall issue the corresponding VAT [special invoice or general invoice] to Party A.

5.7 Each party shall bear the bank charges and taxes incurred in the execution of this contract.

5.8 Information relating to the settlement between the parties is set out below:

Party A’s account information:

Taxpayer Identification No.: [XXXXXXXXXXXXXXXXXX] Account Name: [Zhenglian Technology (Shenzhen) Co.

Bank of deposit: [Bank of China Shenzhen Shennan Sub-branch].

Bank line number: [XXXXXXXXXXX]

Account number: [XXXXXXXXXXX]

Party B’s account information:

Taxpayer identification number: [XXXXXXXXXXXXXXXXXX]

Account Name: [China Mobile Communications Group Jilin Co., Ltd. Tonghua City Branch] Bank of Account: [Industrial and Commercial Bank of China, Tonghua Xinhua Sub-branch].

Account number: [XXXXXXXXXXXXXXXXXX]

Either party shall give the other party 10 days’ written notice of any change in the above accounts. If the other party suffers a loss as a result of notification under this contract, the party that failed to notify in time shall be liable to pay compensation.

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Article 6 Liability for Breach of Contract

6.1 Failure by either party to perform any of the terms of this Agreement shall be considered a breach of contract. After receiving a written notice from the other party specifying the default, either party shall rectify the default and notify the other party in writing within 10 days if it confirms that the default actually exists; if it believes that the default does not exist, it shall submit a written objection or explanation to the other party within 10 days, in which case the parties may consult on the matter, and in case of failure to do so, the matter shall be resolved in accordance with the Dispute Settlement Provisions of this Agreement. The defaulting party shall bear the actual losses caused to the contracting party due to its own default behavior. If there is another Agreement in this Agreement, it shall follow its Agreement.

6.2 If Party A fails to pay the fees as stipulated in this Agreement on time, Party B has the right to suspend the provision of IDC services to Party A. According to Article 34 of the “Telecommunications Regulations of the People’s Republic of China,” from the date of Party A’s arrears until the date when Party A clears the arrears, Party B is entitled to charge Party A a penalty of 3‰ of the total amount of arrears per day. If Party A’s monthly rental fees remain unpaid for three months after the end of the respective month, Party B has the right to unilaterally terminate this Agreement, terminate the IDC services provided to Party A, and continue to recover all outstanding fees and penalties from Party A. Party A shall bear the responsibility and consequences thereof.

6.3 If Party A defaults on the payment of fees and charges and fails to pay all outstanding fees and liquidated damages within three months, Party B has the right to retain the equipment and ancillary facilities placed by Party A. If Party A fails to pay all outstanding fees and liquidated damages within [60] days after the retention of the aforesaid equipment and ancillary facilities, Party B has the right to entrust a third-party organization to auction or sell Party A’s equipment and ancillary facilities or to discount the price of the equipment and ancillary facilities, with the proceeds offsetting the fees and liquidated damages owed by Party A. If the proceeds are insufficient to offset the difference, Party B has the right to request Party A to make up the difference.

6.4 If Party A fails to go through the relevant filing or approval procedures in a timely manner as agreed in this Agreement, Party A shall bear all the responsibilities and consequences arising therefrom. According to national laws and regulations, regulations or notices of the communication management department, Party B has the right to suspend the provision of all or part of the services under this Agreement for Party A, or terminate or partially terminate this Agreement in advance, and Party B does not need to bear any responsibility for breach of contract.

6.5 Unless otherwise provided by law or agreed in this Agreement, if either party fails to perform its obligations under this Agreement or the performance of its obligations is not in accordance with this Agreement, the non-defaulting party has the right to demand the defaulting party to bear the responsibility of continuing to perform, taking remedial measures in time, or compensating for the damages and so on. However, in any case, the total amount of indemnification by Party B for all claims under this Agreement shall not exceed the total amount of the actual expenses paid by Party A to Party B.

6.6 During the performance of this agreement, any disputes or litigation involving the parties, caused by reasons attributable to Party A (including but not limited to: labor disputes between Party A and its staff, infringement or breach of contract disputes arising from Party A’s execution of this agreement with third parties, etc.), shall be solely borne by Party A (specific responsibilities include, but are not limited to: compensation, penalty, litigation fees, attorney fees, travel expenses, etc.). Party B shall not bear joint liability.

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Article 7 Confidentiality Clause

7.1 “Confidential Information” means information provided under this Agreement by the party in possession of the information (“Provider”) to the other party (“Recipient”) or information that the Recipient learns from the Provider in the course of the performance of this Agreement. Confidential information includes, but is not limited to, technical information, business information, trade secrets, documents, programs, plans, techniques, diagrams, models, parameters, data, standards, know-how, business or business methods and other confidential information, the terms of this Agreement and other information relating to this Agreement, and all information, data, materials, opinions, advice, and the like, developed in the course of the performance of this Agreement.

7.2 Confidential information can only be used by the receiving party and its personnel for the purposes of this Agreement. Unless otherwise specified in this Agreement, the receiving party and its relevant personnel who have access to the confidential information shall not, without the prior written consent of the disclosing party, directly or indirectly provide or disclose such confidential information to any third party. However, either party may disclose confidential information to its affiliates (including the party’s affiliated companies and their branches) for the purposes of this Agreement, and such disclosure is not subject to the restrictions of this clause.

7.3 The Parties shall not disclose the User’s information, data and transaction records to anyone, and unless otherwise provided by national laws and administrative regulations, the Parties shall have the right to refuse inquiries from any organization or individual other than the User; at the same time, the Parties shall make reasonable efforts to keep the Electronic Payment Transaction Data in a secure manner and prevent unauthorized access to or unlawful interception of the data when it is transmitted in the public, private or intranet.

7.4 The Recipient may disclose Confidential Information to the Recipient’s lawyers, accountants, contractors and consultants if they need to know the Confidential Information for the purpose of providing professional assistance, provided that the Recipient requires them to enter into a confidentiality Agreement or to fulfill the obligation of confidentiality in accordance with the relevant professional ethical standards. The Recipient shall be liable to the Provider for any damages incurred by the Provider as a result of a breach of confidentiality by such professional advisors engaged by the Recipient.

7.5 If the Recipient is required by a relevant governmental authority or regulatory body to disclose any Confidential Information, the Recipient may do so to the extent required by such governmental authority or body without incurring any duty of confidentiality under this Agreement. Provided that the Recipient shall promptly notify the Provider in writing of the information to be disclosed so that the Provider can take the necessary protective measures, and that such notification shall be made as far as possible prior to the disclosure of the information, and that the Recipient shall use commercially reasonable endeavors to ensure that the disclosed information is treated confidentially by the relevant governmental authority or agency.

7 .6 Confidential information does not include any of the following:

(1) Information that is in the public domain other than as a result of a breach of this Agreement

(2) Information that was already lawfully in the Recipient’s possession before the Provider made a disclosure pursuant to this Agreement

(3) Information that the receiving party has obtained from a third party who is authorized to disclose it

(4) Information that has been independently developed by the receiving party without the use of any Confidential Information.

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7.7 Both parties shall strictly abide by the confidentiality provisions and strictly fulfill the confidentiality obligations until the time when the relevant confidential information is legally disclosed. The termination, suspension, expiration or invalidity of this Agreement or any of its provisions shall not affect the validity of the Confidentiality Clause and its binding effect on both parties.

7.8 If the recipient of confidential information causes damage to the provider by failing to fulfill the obligation of confidentiality, the recipient shall compensate the provider for the resulting damage.

Article 8 Force Majeure and Exemption Clause

8.1 Force Majeure shall not be deemed to be a breach of this Agreement if it prevents a party (the “Obstructed Party”) from performing its obligations under this Agreement, in whole or in part, in accordance with the agreed terms due to obstacles or delays in the performance of such party’s obligations under this Agreement. Force majeure, as used in this Agreement, means objective circumstances that cannot be foreseen, avoided, or overcome, including, but not limited to, natural disasters such as earthquakes, floods, wars, and governmental actions.

8.2 After the force majeure event is terminated or excluded, the obstructed party shall continue to fulfill this Agreement and shall promptly notify the other party. The obstructed party may extend the time for fulfilling its obligations, and the extension period shall be equal to the actual delay caused by the force majeure event.

8.3 In the event of a force majeure event lasting 30 days or more, the Parties shall negotiate a modification or termination of this Agreement to the extent that such event affects the performance of this Agreement. If no Agreement can be reached within 10 days from the date of written notice of negotiation by either party, either party shall have the right to terminate this Agreement without liability for breach of contract.

8.4 In any case, Party B shall only be liable for direct damages caused to Party A through its fault, and such liability shall be based on the actual damages, and Party B shall not be liable for the following matters:

(1)	Claims by third parties against us;

(2)	Loss of or damage to our records or data;

(3)	All indirect losses such as business losses of Party A.

8.5 During network adjustments and maintenance, there may be short interruptions in service or a decrease in server access speed for Party A due to blockages on the backbone network routes on the Internet. Party A acknowledges that such situations are considered normal and will not be deemed as a breach of contract by Party B. Considering the special nature of computers and the internet, events caused by hackers, viruses, technical adjustments by telecommunications authorities, or interruptions in backbone lines, will also not be considered as a breach of contract by Party B if Party B can provide relevant reasonable evidence or give advance notice to Party A.

8.6 If Party A rents the servers and other equipment provided by Party B, Party A shall back up all the data stored on such equipment by itself, and Party B shall not bear any responsibility for any loss of data caused by hardware failure of such equipment.

8.7 Party B shall not be responsible for the loss of third parties who indirectly receive Party B’s services through Party A. Party A shall be responsible for resolving complaints and disputes related thereto and shall bear full responsibility for them.

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Article 9 Dispute Settlement

9.1 The Agreement’s establishment, validity, interpretation, performance, signing, modification, termination, and dispute resolution shall be governed by the laws of the People’s Republic of China.

9.2 Any dispute or claim relating to this Agreement shall be resolved by amicable negotiation between the parties to the Agreement. Consultation shall commence immediately after one party has served a written request for such consultation on the other party.

9.3 If the parties to the Agreement cannot resolve the dispute through negotiation, the parties agree to resolve it in the following [2] ways:

(1) Submit the dispute to the [Tonghua] Arbitration Commission for arbitration in accordance with the arbitration rules of the Commission currently in force in [Tonghua]. Any arbitration award under this Agreement shall be final and binding on the Parties and may be enforced in any court or other competent authority having jurisdiction. Unless the arbitration award provides otherwise, the losing party shall pay all legal costs incurred by the Parties in connection with the arbitration, including, but not limited to, arbitration fees, appraisal fees, notary fees, preservation fees and attorneys’ fees;

(2) File a lawsuit with the People’s Court of the place where Party B has jurisdiction.

9.4 During the course of litigation or arbitration, all parts of this Agreement shall remain in force and shall continue to be performed by the parties, except for those parts that are in dispute between them.

9.5 The parties expressly use the means set forth in the Notice and Delivery provisions of this Agreement for the service of subpoenas, notices or other documents relating to arbitration or the enforcement of an arbitral award. Nothing in the Notice and Delivery provisions of this Agreement shall affect a party’s right to serve such subpoenas, notices or other documents in any other manner permitted by law.

9.6 The dispute resolution provisions of this Agreement stand on their own, and the modification, dissolution, termination or invalidity of this Agreement shall not affect the validity of these provisions.

Article 10 Notice and Delivery

10.1 All notices required to be given under this Agreement shall be in writing and shall be given by hand delivery, express mail, facsimile or registered mail in a manner acceptable to both parties. The postmark shall be the date of delivery of the special delivery or registered mail. All the above written notices shall be marked with the addressees of both parties to the Agreement.

10.2 Written notices shall be given by the party giving such notice to the address of the receiving party as set out in this Agreement. If the address of either party changes, the other party must be notified in writing 10 days prior to the change. The party at fault shall be liable for any damages caused by late notification.

10.3 Both parties agree to determine the date of formal delivery of notices as follows:

(1) For notices delivered in person, the date of receipt as indicated by the recipient’s signature shall be deemed as the date of delivery;

(2) For notices sent via fax, the date indicated on the printout of the sending confirmation sheet, generated by the sender after sending, shall be deemed as the date of delivery;

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(3) For notices sent via express delivery within the same city, the third day after sending shall be deemed as the date of delivery. For notices sent to other domestic areas, the fifth day after sending shall be deemed as the date of delivery. For notices sent to Hong Kong, Macau, and Taiwan regions, the tenth day after sending shall be deemed as the date of delivery. For notices sent to other countries or regions overseas, the twentieth day after sending shall be deemed as the date of delivery;

(4) For notices sent via registered mail within the same city, the seventh day after mailing shall be deemed as the date of delivery. For notices sent to other domestic areas, the fourteenth day after mailing shall be deemed as the date of delivery. For notices sent to Hong Kong, Macau, and Taiwan regions, the twentieth day after mailing shall be deemed as the date of delivery. For notices sent to other countries or regions overseas, the thirtieth day after mailing shall be deemed as the date of delivery.

10.4 The addresses and contact details are as follows:

(1)	If to Party A :

Name: [Zhenglian Technology (Shenzhen) Co., Ltd]

Address: [2001-2009, Haowei Technology Building, No. 2, Keji South 8th Road, Gaoxin District Community, Yuehai Street, Nanshan District, Shenzhen ].

Tel：[XXXX-XXXXXXXX]

Fax：[0755-86538929]

Postal Code: [518000].

Contact Person: [Hu Kai] Email：[XXXXXXXXX@XX.com]

(2)	If to Party B:

Name: [China Mobile Communications Group Jilin Co., Ltd. Tonghua Branch] Address: [No. 3900 Xinhua Street, Tonghua City].

Telephone: [ ]

Fax: [ / ]

Postal Code: 【134001 】.

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Article 11 Effectiveness and Termination of the Agreement

11.1 The term of this Agreement is [One] year, effective from the date when the legal representatives or authorized representatives of both parties sign and affix the official seal or contract-specific seal. In case of inconsistency in the signing dates, the effective date shall be the later signing date. Upon expiration of the term, if both parties have no objections, the Agreement will be automatically extended for [One] year, and this will continue in the same manner. If either party intends not to renew the Agreement before its expiration, written notice of lease termination and other related matters should be given to the other party at least 30 days before the Agreement’s expiration.

11.2 This Agreement is written in Chinese. Both handwritten and printed texts in this Agreement have equal legal validity.

11.3 The annexes to this Agreement are an integral part of this Agreement and have the same legal effect as the main text of this Agreement. In case of any conflict between the annexes and the main text of the Agreement, the main text of the Agreement shall prevail.

11.4 This agreement is made in four copies, with each party holding two copies, all of which have equal legal validity.

Article 12 Other Provisions

12.1 Both parties shall conduct their business activities in accordance with the law. If any provisions of this agreement conflict with mandatory regulations issued by the national or relevant industry regulatory authorities, the mandatory regulations shall prevail. The invalidity or modification of any part of the provisions shall not affect the validity of other provisions.

12.2 Any matters not covered in this agreement shall be resolved through mutual consultation between both parties. Any modifications or supplements to this agreement and its attachments must be made in writing and signed by both parties to be valid. In case of any inconsistency between the modified or supplemented documents and this agreement, the modified or supplemented documents shall prevail.

12.3 This Agreement has the following annexes:

Annex I: List of clients under paragraph 3.6

Annex II: Pricing Plan

Annex III. Billing Confirmation Form for Internet Data Center Services

Annex IV: China Mobile IP/ICP Record Implementation Specification

Annex V: China Mobile Internet Data Center Management Specifications

Annex VI: China Mobile IDC Customer Information Security Responsibility Commitment Letter

Annex VII: IDC Service Level Assurance (SLA)

Annex VIII: China Mobile IDC Product List

[The following is a signature page to the Agreement.]

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[Signature Page]

Internet Data Center Business Agreement

Party A: Zhenglian Technology (Shenzhen) Co., Ltd.

Signature of the Legal Representative or Authorized Person:

Date of Signature:

Party B: China Mobile Communications Group Jilin Co., Ltd. Tonghua Branch Signature of the Legal Representative or Authorized Person:

Date of Signature:

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Annex III: Billing Confirmation Form for Internet Data Center Services

Billing Confirmation Form for Internet Data Center Services
Party A	Zhenglian Technology (Shenzhen) Co., Ltd.		Party B	China Mobile Communications Group Jilin Co., Ltd. Tonghua Branch
Service Activation Date	To be confirmed and supplemented by both parties through mutual consultation
Data Center Name	Tonghua IDC Data Center		Data Center Address	No. 3900, Xinhua Avenue, Tonghua City, Mobile Production Building
Network Access	Product Subcategory	Quantity and Monthly Total Price	Hosting Services	Product Subcategory	Quantity and Monthly Total Price
	IDC Bandwidth	1G		Cabinets/Cabinet Units	5
Network Security Services	Product Subcategory	Quantity and Monthly Total Price	Operation and Maintenance Services	Product Subcategory	Quantity and Monthly Total Price
	/	/		/	/
Other Value- Added Services and Support	Product Subcategory	Quantity and Monthly Total Price	Customized IDC Services	Product Subcategory	Quantity and Monthly Total Price
	/	/		/	/
Party A Confirms Service Quantity and Monthly Total Price			Party B Confirms Service Quantity and Monthly Total Price
Signature	Zhenglian Technology (Shenzhen) Co., Ltd.		Signature	China Mobile Communications Group Jilin Co., Ltd. Tonghua Branch
Seal			Seal
Date			Date
Remarks

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